EXHIBIT 21

SUBSIDIARIES
OF
TELEDYNE TECHNOLOGIES INCORPORATED

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Alia Corporation Inc.	Ontario, Canada
e2v Limited	United Kingdom
EEV Limited	United Kingdom
Ensambles de Precision S.A. de C.V.	Mexico
Intelek Limited	United Kingdom
Intelek Pension Trustees Limited	United Kingdom
Intelek Properties Limited	United Kingdom
LeCroy (Beijing) Trading Co., Ltd.	China
LeCroy Lightspeed Corporation***	Delaware
Lidar Aviation Services, Inc.	Ontario, Canada
Maple Imaging, LLC	Delaware
Ocean Design Ltda.	Brazil	Teledyne ODI Brasil Teledyne Óleo & Gás
Rhombi Canada LP	Ontario, Canada
Rhombi Holdings Limited	United Kingdom
TDY Jersey Limited	Bailiwick of Jersey
Teledyne Australia Pty Ltd	Australia	Teledyne Defence Australia
Teledyne Bogatin Enterprises, LLC	Kansas
Teledyne Bowtech Limited	United Kingdom
Teledyne Brown Engineering, Inc.	Delaware	Teledyne Turbine Engines
Teledyne C.M.L. Group Limited	United Kingdom
Teledyne CARIS B.V.	Netherlands
Teledyne CARIS USA, Inc.	Virginia
Teledyne CARIS, Inc.	Ontario, Canada
Teledyne Catalyst Enterprises, Inc.***	California
Teledyne CDL Limited (in liquidation)	United Kingdom
Teledyne CDL, Inc.	Texas
Teledyne Computer Access Technology Corporation***	Delaware
Teledyne Controls, LLC	Delaware
Teledyne DALSA (Shanghai) Trading Co., Ltd.	China
Teledyne DALSA Asia-Pacific Ltd.	Ontario, Canada
Teledyne DALSA B.V.	Netherlands
Teledyne DALSA GmbH	Germany
Teledyne DALSA Industrial Products, Inc.	Delaware
Teledyne DALSA K.K.	Japan

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne DALSA Semiconductor Inc.	Ontario, Canada
Teledyne DALSA, Inc.	Ontario, Canada
Teledyne Denmark A/S	Denmark
Teledyne e2v (Beijing) Co., Ltd.	China
Teledyne e2v (Overseas) Holdings Limited	United Kingdom
Teledyne e2v (UK) Limited	United Kingdom
Teledyne e2v Asia Pacific Limited	Hong Kong
Teledyne e2v GmbH	Germany
Teledyne e2v Holdings, Inc.	Delaware
Teledyne e2v Korea Ltd.	South Korea
Teledyne e2v Limited	United Kingdom
Teledyne e2v Semiconductors SAS	France
Teledyne e2v US, Inc.	Delaware
Teledyne e2v, Inc.	California	Teledyne HiRel Electronics
Teledyne Energy Systems, Inc.	Delaware
Teledyne France SAS	France	Teledyne RD Instruments Europe
Teledyne Gavia ehf.	Iceland
Teledyne Germany GmbH	Germany
Teledyne ICM SPRL	Belgium
Teledyne Innovaciones Microelectronics, S.L.U.	Spain
Teledyne Instruments Malaysia Sdn. Bhd.	Malaysia

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne Instruments, Inc.	Delaware
Teledyne Advanced Chemistry Systems
Teledyne Advanced Monitoring Solutions
Teledyne Advanced Pollution Instrumentation
Teledyne A-G Geophysical Products
Teledyne AGG
Teledyne Analytical Instruments
Teledyne API
Teledyne Benthos
Teledyne BlueView
Teledyne Bolt
Teledyne Cable Solutions
Teledyne CETAC Technologies
Teledyne Cormon
Teledyne D.G. O’Brien
Teledyne Geophysical Instruments
Teledyne Hanson Research
Teledyne Hastings Instruments
Teledyne Impulse
Teledyne Isco
Teledyne Laboratory and Field Instruments
Teledyne Marine
Teledyne Monitor Labs
Teledyne Leeman Labs
Teledyne Oceanscience
Teledyne ODI
Teledyne Odom Hydrographic
Teledyne Oil & Gas
Teledyne Process and Air Quality Instruments
Teledyne RD Instruments
Teledyne RDI
Teledyne Real Time Systems
Teledyne RTS
Teledyne SeaBotix
Teledyne SSI
Teledyne Taptone
Teledyne Tekmar
Teledyne TSS
Teledyne Webb Research

Teledyne Labtech Limited	United Kingdom
Teledyne LeCroy AB	Sweden
Teledyne LeCroy Delaware, LLC***	Delaware
Teledyne LeCroy GmbH	Germany
Teledyne LeCroy India Trading Private Ltd.	India
Teledyne LeCroy Japan Corporation	Japan
Teledyne LeCroy Korea, Ltd.	South Korea
Teledyne LeCroy S.A.R.L.	France
Teledyne LeCroy S.R.L.	Italy

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne LeCroy SA	Switzerland
Teledyne LeCroy Singapore Pte. Ltd.	Singapore
Teledyne LeCroy, Inc.	Delaware	Teledyne LeCroy Frontline Teledyne LeCroy Protocol Solutions Group Teledyne Test Services Teledyne Test Tools
Teledyne Limited	United Kingdom
Teledyne Bowtech
Teledyne CML Composites
Teledyne Controls (UK)
Teledyne Cormon
Teledyne Defence and Space
Teledyne Geophysical Instruments (UK)
Teledyne Impulse- PDM
Teledyne Labtech
Teledyne LeCroy (UK)
Teledyne Oil & Gas
Teledyne Paradise Datacom
Teledyne Relays (UK)
Teledyne Reynolds (UK)
Teledyne TSS

Teledyne Netherlands B.V.	Netherlands
Teledyne Optech Incorporated	Ontario, Canada
Teledyne Optech, Inc.	Delaware
Teledyne Paradise Datacom Limited	United Kingdom
Teledyne Rad-icon Imaging Corp.	California
Teledyne RESON A/S	Denmark
Teledyne RESON B.V.	Netherlands
Teledyne RESON GmbH	Germany
Teledyne RESON Holding B.V.	Netherlands
Teledyne RESON Pte. Ltd.	Singapore
Teledyne RESON UK Limited	United Kingdom
Teledyne RESON, Inc.	California
Teledyne Reynolds, Inc.	California	Teledyne Coax Switches Teledyne Relays Teledyne Storm Microwave
Teledyne RISI, Inc.	California	Teledyne Electronic Safety Products Teledyne Energetics
Teledyne Scientific & Imaging, LLC	Delaware	Teledyne Imaging Sensors Teledyne Judson Technologies Teledyne Nova Sensors Teledyne Optimum Optical Systems Teledyne Scientific Company
Teledyne SG Brown Limited	United Kingdom

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne Signal Processing Devices Sweden AB	Sweden
Teledyne Signal Processing Devices, Inc.	Delaware
Teledyne Singapore Private Limited	Singapore
Teledyne Taiwan Company	Taiwan
Teledyne Technologies (Bermuda) Limited	Bermuda
Teledyne Technologies (Shanghai) Co., Ltd.	China
Teledyne Technologies International Corp.	Delaware
Teledyne TSS Limited	United Kingdom
Teledyne VariSystems, Inc.	Alberta, Canada
Teledyne Wireless, LLC	Delaware	Teledyne Cougar Teledyne Cougar Components Teledyne KW Microwave Teledyne MEC Teledyne Microwave Teledyne Microwave Solutions Teledyne Paradise Datacom Teledyne TWT Products
***Inactive